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                                                                   Exhibit 16(a)

                           [ERNST & YOUNG LETTERHEAD]


November 10, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated November 8, 2000, of Frontstep, Inc. (formerly Symix Systems, Inc.) and are in agreement with the statements contained in the first three paragraphs therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.


                                                       Very truly yours,

                                                       /s/ Ernst & Young LLP